Exhibit No. 3.2


                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                          GAIGE FINANCIAL GROUP, INC.

         Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation, Gaige Financial Group, Inc. (the "Corporation") adopts the following Articles of Amendment to its Articles of Incorporation.

Article I. Amendment
--------------------

The Articles of Incorporation of the Corporation are amended as follows:

Amendment Article I - Name

The name of the Corporation is amended to read as follows:

                            Teda Travel Incorporated

Article II. Date Amendment Adopted
----------------------------------

The amendment set forth in these Articles of Amendment was adopted on July 3, 2002.

Article III. Shareholder Approval of Amendment
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The amendment set forth in these Articles of Amendment was proposed by the
Corporation's Board of directors and no shareholder approval was required.



The undersigned executed this document on the date shown below.


By /s/ Hui Chin Tong, Godfrey
   ---------------------------

Name:  Hui Chin Tong, Godfrey
Title: Managing Director
Date:  July 1st, 2002